Exhibit 99.1

Certificate pursuant to 18 U.S.C. Section 1350 as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the undersigned, to the best of their knowledge, hereby certify that the report of Newnan Coweta Bancshares, Inc., filed on Form 10-QSB for the period ended September 30, 2002: (1) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) fairly represents, in all material respects, the financial condition and results of operations of Newnan Coweta Bancshares, Inc.

James B. Kimsey, President and Chief Executive Officer	Date